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                                                                     Exhibit 3.3

                                    BY-LAWS

                           GOTHIC ENERGY CORPORATION
                           (an Oklahoma Corporation)

                         (As Adopted August 13, 1996)


                                   ARTICLE I
                                    Offices

     Section 1.  Registered Office.  The registered office of the Corporation
                 -----------------
shall be at Corporation Service Company, 115 Southwest 89th Street, Oklahoma City, Oklahoma 73139-8511.



     Section 2.  Additional Offices.  The Corporation may also have offices at
                 ------------------
such other places both within and without the State of Oklahoma, as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                  ARTICLE II
                           Meetings of Shareholders

     Section 1.  Time and Place.  A meeting of shareholders for any purpose may
                 --------------
be held at such time and place within or without the State of Oklahoma as the Board of Directors may fix from time to time and as shall be stated in the notice of the meeting or in a duly executed waiver or notice thereof.

     Section 2.  Annual Meeting.  Annual meetings of shareholders, commencing
                 --------------
with the year 1997, shall be held on the third Thursday of May, if not a legal holiday, or, if a legal holiday, then on the next secular day following, at 10:00AM, or at such other date and time as shall, from time to time, be designated by the Board of Directors and stated in the notice of the meeting. At such annual meetings, the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meetings.

     Section 3.  Notice of Annual Meeting. Written notice of the annual meeting,
                 ------------------------
stating the place, date, and time thereof, shall be given to each shareholder entitled to vote at such meeting not less than ten (10) (unless a longer period is required by law) nor more than sixty (60) days prior to the meeting.
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     Section 4.  Special Meetings.  Special meetings of the shareholders may be
                 ----------------
called for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, by the Chairman of the Board, if any, or the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or of the shareholders owning at least ten percent (10%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 5.  Notice of Special Meeting.  Written notice of a special
                 -------------------------
meeting, stating the place, date, and time thereof and the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting not less than 10 (unless a longer period is required by law) nor more than 60 days prior to the meeting.

     Section 6.  List of Shareholders.  The officer in charge of the stock
                 --------------------
ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present in person thereat.

     Section 7.  Presiding Officer and Order of Business.
                 ---------------------------------------

          (a) Meetings of shareholders shall be presided over by the Chairman of the Board. If he is not present or there is none, they shall be presided over by the President, or, if he is not present or there is none, by a person chosen by the Board of Directors, or, if no such person is present or has been chosen, by a chairman to be chosen by the shareholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or, if he is not present, an Assistant Secretary, or, if he is no present, a person chosen by the Board of Directors, shall act as secretary at meetings of shareholders; if no such person is present or has been chosen, the shareholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the

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meeting who are present in person or represented by proxy shall choose any person present to act as secretary of the meeting.

          (b) The following order of business, unless otherwise determined at the meeting, shall be observed as far as practicable and consistent with the purposes of the meeting:

             1.  Call of the meeting to order.
             2. Presentation of proof of mailing of the notice of the meeting and, if the meeting is a special meeting, the call thereof.
             3.  Presentation of proxies.
             4.  Announcement that a quorum is present.
             5.  Reading and approval of the minutes of the previous meeting.
             6.  Reports, if any, of officers.
             7. Election of directors, if the meeting is an annual meeting or a meeting called for that purpose.
             8. Consideration of the specific purpose or purposes, other than the election of directors, for which the meeting has been called, if the meeting is a special meeting.
             9. Transaction of such other business as may properly come before the meeting.
            10.  Adjournment.

     Section 8.  Quorum and Adjournments.  The presence in person or
                 -----------------------
representation by proxy of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the shareholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. If the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, no further notice of the adjourned meeting need be given. Even if a quorum shall be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time for good cause to a date that is not more than 30

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days after the date of the original meeting. Further notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat.

     Section 9.   Voting.
                  ------

          (a) At any meeting of shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each shareholder of record shall be entitled to one vote for each share of capital stock registered in his name on the books of the Corporation.



          (b) All elections shall be determined by a plurality vote, and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

     Section 10.  Action by Consent. Any action required or permitted by law or
                  -----------------
the Certificate of Incorporation to be taken at any meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present or represented by proxy and voted. Such written consent shall be filed with the minutes of the meetings of shareholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing thereto.


                                 ARTICLE III
                                 Directors

     Section 1.   General Powers, Number, and Tenure. The business of the
                  ----------------------------------
Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts that are not by law, the Certificate of Incorporation, or these By-Laws directed or required to be exercised or performed by

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the shareholders. The number of directors shall be determined from time to time by the Board of Directors; if no such determination is made, the number of directors shall be three. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and shall qualify. Directors need not be shareholders.

     Section 2.  Vacancies.  If any vacancies occur in the Board of Directors,
                 ---------
or if any new directorships are created, they may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual meeting of shareholders and until his successor is duly elected and shall qualify. If there are no directors in office, any officer or shareholder may call a special meeting of shareholders in accordance with the provisions of the Certificate of Incorporation or these By-Laws, at which meeting such vacancies shall be filled.

     Section 3.  Removal or Resignation.
                 ----------------------

          (a) Except as otherwise provided by law or the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

          (b) Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if any, or the President or Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

     Section 4.  Place of Meetings.  The Board of Directors may hold meetings,
                 -----------------
both regular and special, either within or without the State of Oklahoma.

     Section 5.  Annual Meeting. The annual meeting of each newly elected Board
                 --------------
of Directors shall be held immediately following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order to constitute the meeting legally, provided a quorum shall be present.

     Section 6.  Regular Meetings. Additional regular meetings of the Board of
                 ----------------
Directors may be held without notice at such time and place as may be determined from time to time by the Board of Directors.

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     Section 7.  Special Meetings. Special meetings of the Board of Directors
                 ----------------
may be called by the Chairman of the Board, the President, or by two or more directors on at least two (2) days' notice to each director, if such notice is delivered personally or sent by telegram, or on at least three (3) days' notice if sent by mail. Special meetings shall be called by the Chairman of the Board, President, Secretary, or two or more directors in like manner and on like notice on the written request of one-half or more of the number of directors then in office. Any such notice need not state the purpose or purposes of such meeting except as provided in Article XI.

     Section 8.  Quorum and Adjournments.  At all meetings of the Board of
                 -----------------------
Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present.

     Section 9.  Compensation.  Directors shall be entitled to such compensation
                 ------------
for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors' meetings as may from time to time be fixed by the Board of Directors. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

     Section 10.  Action by Consent.  Any action required or permitted to be
                  -----------------
taken at any meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of its proceedings.

     Section 11.  Meetings by Telephone or Similar Communications Equipment. The
                  ---------------------------------------------------------
Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person by any such director at such meeting.

                                  ARTICLE IV
                                  Committees

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     Section 1.  Executive Committee.  The Board of Directors, by resolution
                 -------------------
adopted by a majority of the whole Board, may appoint an Executive Committee consisting of one or more directors, one of whom shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director or his earlier resignation, unless sooner removed as a member or as a director.

     Section 2.  Powers.  The Executive Committee shall have and may exercise
                 ------
those rights, powers, and authority of the Board of Directors as may from time to time be granted to it by the Board of Directors to the extent permitted by law, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

     Section 3.  Procedure and Meetings.  The Executive Committee shall fix its
                 ----------------------
own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the Executive Committee shall fix. The Executive Committee shall keep regular minutes of its meetings, which it shall deliver to the Board of Directors from time to time. The Chairman of the Executive Committee chosen by a majority of the members present shall preside at meetings of the Executive Committee, and another member chosen by the Executive Committee shall act as Secretary of the Executive Committee.

     Section 4.  Quorum.  A majority of the Executive Committee shall constitute
                 ------
a quorum for the transaction of business, and the affirmative vote of a majority of the members present at any meeting at which there is a quorum shall be required for any action of the Executive Committee; provided, however, that when an Executive Committee of one member is authorized under the provisions of
Section 1 of this Article, that one member shall constitute a quorum.

     Section 5.  Other Committees.  The Board of Directors, by resolutions
                 ----------------
adopted by a majority of the whole Board, may appoint such other committee or committees as it shall deem advisable and with such rights, powers, and authority as it shall prescribe. Each such committee shall consist of one or more directors.

     Section 6.  Committee Changes.  The Board of Directors shall have the power
                 -----------------
at any time to fill vacancies in, to change the membership of, and to discharge any committee.

     Section 7.  Compensation.  Members of any committee shall be entitled to
                 ------------
such compensation for their services as members of the committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings

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as may from time to time be fixed by the Board of Directors. Any member may waive compensation for any meeting. Any committee member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.

     Section 8.  Action by Consent.  Any action required or permitted to be
                 -----------------
taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.

     Section 9.  Meetings by Telephone or Similar Communications Equipment. The
                 ---------------------------------------------------------
members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in such a meeting shall constitute presence in person by any such committee member at such meeting.


                                   ARTICLE V
                                    Notices

     Section 1.  Form and Delivery.  Whenever a provision of any law, the
                 -----------------
Certificate of Incorporation, or these By-Laws requires that notice be given to any director or shareholder, it shall not be construed to require personal notice unless so specifically provided, but such notice may be given in writing, by mail addressed to the address of the director or shareholder as it appears on the records of the Corporation, with postage prepaid. These notices shall be deemed to be given when they are deposited in the United States mail. Notice to a director may also be given personally or by telegram sent to his address as it appears on the records of the Corporation.

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     Section 2.  Waiver.  Whenever any notice is required to be given under the
                 ------
provisions of any law, the Certificate of Incorporation, or these By-Laws, a written waiver thereof signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any shareholder who attends a meeting of shareholders in person or is represented at such meeting by proxy, without protesting at the commencement of the meeting the lack of notice thereof to him, or any director who attends a meeting of the Board of Directors without protesting, at the commencement of the meeting, the lack of notice, shall be conclusively deemed to have waived notice of such meeting.


                                  ARTICLE VI
                                   Officers

     Section 1.  Designations.  The officers of the Corporation shall be chosen
                 ------------
by the Board of Directors. The Board of Directors may choose a Chairman of the Board, a President, a Vice-President or Vice-Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and/or Assistant Treasurers, and other officers and agents that it shall deem necessary or appropriate. All officers of the Corporation shall exercise the powers and perform the duties that shall from time to time be determined by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws provide otherwise.

     Section 2.  Term Of, and Removal From, Office.  At its first regular
                 ---------------------------------
meeting after each annual meeting of shareholders, the Board of Directors shall choose a President, a Secretary, and a Treasurer. It may also choose a Chairman of the Board, a Vice-President or Vice-Presidents, one or more Assistant Secretaries and/or Assistant Treasurers, and such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall hold office until his successor is chosen and shall qualify. Any Officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Removal from office, however, shall not prejudice the contract rights, if any, of the person removed. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

     Section 3.  Compensation.  The salaries of all officers of the Corporation
                 ------------
shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving a salary because he is also a director of the Corporation.

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

     Section 4.  The Chairman of the Board.  The Chairman of the Board, if any,
                 -------------------------
shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory, and management functions and duties as may be assigned to him from time to time by the Board of Directors. He shall, if present, preside at all meetings of shareholders and of the Board of Directors.

     Section 5.  The President.
                 -------------

          (a) The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs, and property of the Corporation and general supervision over its other officers and agents. In general, he shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are carried into effect . In addition to and not in limitation of the foregoing, the President shall be empowered to the extent permitted by the Oklahoma General Corporation Law to authorize any change of the registered office or registered agent or both of the Corporation in the State of Oklahoma.

          (b) Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority to attend, act, and vote on behalf of the Corporation at any meeting of the security holders of other corporations in which the Corporation may hold securities. At any such meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

     Section 6.  The Vice-President.  The Vice-President, if any, or in the
                 ------------------
event there be more than one, the Vice-Presidents in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the President or in the event of his disability, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

     Section 7.  The Secretary.  The Secretary shall attend all meetings of the
                 -------------
Board of Directors and the shareholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose. He shall perform like duties for the Executive Committee or other committees, if required. He shall give, or cause to be given, notice of all meetings of shareholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, or the President, under whose supervision he shall act. He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or by the signature of the Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature.

     Section 8.  The Assistant Secretary.  The Assistant Secretary, if any, or
                 -----------------------
in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the Secretary or in the event of his disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

     Section 9.  The Treasurer.  The Treasurer shall have the custody of the
                 -------------
corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation in accord with the orders of the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if any, the President, and the Board of Directors, whenever they may require it or at regular meetings of the Board, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     Section 10.  The Assistant Treasurer.  The Assistant Treasurer, if any, or
                  -----------------------
in the event there shall be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the Treasurer or in the event of his disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

                                  ARTICLE VII
                                Indemnification

     As used in this Article the term "pertinent corporation" means this corporation and any corporation, partnership, joint venture, trust or other enterprise of which the person is or was a director, officer, employee or agent.

     Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the pertinent corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the pertinent corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the pertinent corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the pertinent corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the pertinent corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the pertinent corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 3. To the extent that a Director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections (1) or (2) of this By-Law, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 4. Any indemnification under sections (1) and (2) of this By-Law (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in said sections (1) and (2). Such determination shall be made
(1) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel (who may be regular counsel for the Corporation or pertinent corporation) in a written opinion, or (3) by the shareholders of the Corporation.

     Section 5. Expenses incurred by an officer or Director who may have a right of indemnification under this By-Law in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this By-Law. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 6. The indemnification and advancement of expenses provided by, or granted pursuant to, this By-Law are in addition to and independent of and shall not be deemed exclusive of any other rights to which any person may be entitled under any certificate of incorporation, articles of incorporation, articles of association, by law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person; provided, that any indemnification realized other than under this By-Law shall apply as a credit against any indemnification provided by this By-Law.

     Section 7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this By-Law or of applicable law, if and whenever the Board of Directors of the Corporation deems it to be in the best interest of the Corporation to do so.

     Section 8. For the purposes of this By-Law and indemnification hereunder, any person who is or was a Director, officer, employee or agent of any other corporation of which the Corporation owns or controls or at the time owned or controlled directly or indirectly a majority of the shares of stock entitled to vote for election of Directors of such other corporation shall be conclusively presumed to be serving or to have served as such Director, officer, employee or agent at the request of the Corporation.

     Section 9. The Corporation may provide indemnification under this By-Law to any employee or agent of the Corporation or of any other corporation of which the Corporation owns or controls or at the time owned or controlled directly or indirectly a majority of the shares of stock entitled to vote for election of Directors or to any Director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise in which the Corporation has or at the time had an interest as an owner, creditor or otherwise, if and whenever the Board of Directors of the Corporation deems it in the best interest of the Corporation to do so.

     Section 10. The Corporation may, to the fullest extent permitted by applicable law from time to time in effect, indemnify any and all persons whom the Corporation shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, if and whenever the Board of Directors of the Corporation deems it to be in the best interest of the Corporation to do so.


                                 ARTICLE VIII
               Affiliated Transactions and Interested Directors

     Section 1.  Affiliated Transactions.  No contract or transaction between
                 -----------------------
the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

          (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) The material facts as to his relationship or interest as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the shareholders; or

          (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

     Section 2.  Determining Quorum.  Common or interested directors may be
                 ------------------
counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.


                                  ARTICLE IX
                              Stock Certificates

     Section 1.  Form and Signatures.
                 -------------------

          (a) Every holder of stock of the Corporation shall be entitled to a certificate stating the number and class, and series, if any, of shares owned by him, signed by the Chairman of the Board, if any, or the President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, and bearing the seal of the Corporation. The signatures and the seal may be facsimile. A certificate may be signed, manually or by facsimile, by a transfer agent or registrar other than the Corporation or its employee. In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer before the certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

          (b) All stock certificates representing shares of capital stock that are subject to restrictions on transfer or to other restrictions may have imprinted thereon any notation to that effect determined by the Board of Directors.

          (c) Notwithstanding anything to the contrary contained in these By-Laws, the Corporation shall have authority to issue uncertificated stock in accordance with the Oklahoma General Corporation Law.

     Section 2.  Registration of Transfer.  Upon surrender to the Corporation or
                 ------------------------
any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall, subject to compliance with any applicable laws, issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books or record the transfer of uncertificated stock.

     Section 3.  Registered Shareholders.
                 -----------------------

          (a) Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions and to vote or consent as such owner, and to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to, or interest in, such shares on the part of any other person.

          (b) If a shareholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation, or its transfer agent or registrar, if any, the shareholder shall have the duty to notify the Corporation, or its transfer agent or registrar, if any, in writing of his desire and specify the alternate name or address to be used.

     Section 4.  Record Date.  In order that the Corporation may determine the
                 -----------
shareholders of record who are entitled to receive notice of, or to vote at, any meeting of shareholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any lawful action, the Board of Directors may, in advance, fix a date as the record date for any such determination. Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to the date of any other action. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting taken pursuant to Section 8 of Article II; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 5.  Lost, Stolen, or Destroyed Certificates.  The Board of
                 ---------------------------------------
Directors may direct that a new certificate be issued to replace any certificate theretofore issued by the Corporation that, it is claimed, has been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing the issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen, or destroyed.


                                   ARTICLE X
                              General Provisions

     Section 1.  Dividends.  Subject to the provisions of law and the
                 ---------
Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the Corporation's capital stock.

     Section 2.  Reserves.  The Board of Directors shall have full power,
                 --------
subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the shareholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum that may be set aside or reserved over and above the paid-in capital of the Corporation as a reserve for any proper purpose, and may, from time to time, increase, diminish, or vary such amount.

     Section 3.  Fiscal Year.  The fiscal year of the Corporation shall be
                 -----------
determined from time to time by the Board of Directors.

     Section 4.  Seal.  The corporate seal shall have inscribed thereon the name
                 ----
of the Corporation, the year of its incorporation, and the words "Corporate Seal" and "Oklahoma."

                                  ARTICLE XI
                                  Amendments

     The Board of Directors shall have the power to alter and repeal these By-Laws and to adopt new By-Laws by an affirmative vote of a majority of the whole Board, provided that notice of the proposal to alter or repeal these By-Laws or to adopt new By-Laws must be included in the notice of the meeting of the Board of Directors at which such action takes place.

                            Secretary's Certificate


     I, Linda Esley, Secretary of Gothic Energy Corporation (the "Corporation"), an Oklahoma corporation, do hereby certify that the foregoing is a true and correct copy of the Corporation's By-Laws as adopted by the Board of Directors of the Corporation on August _____, 1996, and that such By-Laws have not been altered or repealed and are in full force and effect on the date set forth below.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Corporate Seal of the Corporation this __________ day of August, 1996.



                                      ---------------------------------
                                      Linda Esley, Secretary



(Corporate Seal)